THIS AGREEMENT is made as of the lstday of September 2004

BETWEEN :

MICHAEL LAGAN, a businessman, of 992 Ogden Street

Coquitlam B.C. V3C 3P1

hereinafter referred to as Optionor OF THE FIRST PART

AND:

JET GOLD CORP.

1102 - 475 Howe Street Vancouver, BC, Canada V6C 2B3

hereinafter referred to as Optionee OF THE SECOND PART

WHEREAS :

Optionor is the owner of mineral claims located in the Vernon Mining Division, British Columbia, Canada, known as the WINNI 1 through WINNIE 6 (the "Property").

Optionee wishes to have an option to acquire Optionors rights to the Claims:

Optionor has agreed to sell part of its rights to the Claims to Optionor.

NOW THEREFORE THIS AGREEMENT WITNESSETH that In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

OPTION: Optionor hereby grants to Optionee

An irrevocable Option during the term hereof to acquire up to one hundred (100%) percent interest in the Claims at the price and on the terms set forth herein; and, until the exercise of the Option, the exclusive right to prospect, explore, develop, mine produce and remove minerals from the Claims.

2.

OPTION PRICE

The Option Price for the acquisition of an one hundred (100%) interest in the claims shall be:

2.1

the payment of five thousand ($5,000) dollars.

2.2

The allotment and issuance to Optionor of a total of 200,000 common shares in the capital of the Optionee.

2.3

The shares will be issued as follows :

a.

50,000 shares upon signing of this option agreement and approval of the

TSX Venture Exchange;

b.

50,000 shares after the expenditure of $100,000. in work;

c.

50,000 shares after the expenditure of $100,000. in work;

d.

50,000 shares after the expenditure of $150,000. in work.

2.4

Expenditures of $500,000. in exploration is as follows:

a.

the expenditure of $50,000. in the first year;

b.

the expenditure of $100,000. in the second year;

c.

the expenditure of $100,000. in the third year; and

d.

the expenditure of $250,000. in the fourth year.

3.

TRANSFER OF CLAIMS

The Optionee shall be conclusively deemed to have exercised the Option upon paying the option price, completing the total work Expenditures and issuing to the Optionor the 200,000 shares in the four increments provided for in Clause 2.2 above.

The Optionor undertakes to provide transfers for one hundred percent interest in and to the Claims in recordable form upon exercise of the Option described in this Agreement.

4.

POSSESSION

From the date hereof, the Optionee will be entitled to possession of the Claims and during the continuance of this Agreement will be entitled to enter upon the Claims to erect buildings, to install machinery thereon, to explore and develop the Claims and to win, take and turn the ore thereof to account.

5.

REPRESENTATIONS AND WARRANTIES

The Optionor represents and warrants to the Optionee that :

It has the right to dispose of an interest in and to the Claims and has the right and authority to carry out the terms and conditions of this Agreement, and no person, firm or corporation, has or will have any option or right of any right capable of becoming an option to the Claims during the continuance of this Agreement.

The Optionee represents and warrants to the Optionor that it :

Is a company duly incorporated under the laws of the Province British Columbia, and has power, authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby, all of which has been duly and validly authorized by all necessary corporate proceedings.

6.

COVENANTS

Until the Option is exercised the Optionee covenants to :

1.

Keep the Claims free and clear of all liens, caveats, charges or encumbrances arising from its operations; pay, according to law, all accounts of every kind for wages, supplies, worker's compensation assessments and all other accounts and indebtedness incurred by it or its servants in connection with any operation carried out by it or its servants on or with respect to the Claims as such payments become due and payable so that no claim, lien or caveat can arise against the Claims, the ores, minerals or metals contained therein or produced there from and to discharge properly any such encumbrance, lien or caveat which may arise; file all necessary representation work and pay all necessary renewal fees at least one month in advance of their respective anniversary dates to keep the Claims in good standing for a period of not less than one year, and to give notice to the Optionor that same has been done; pay such rents, royalties, taxes, rates, duties and assessments as may be imposed, charged or levied upon the Claims and the production there from by any governmental agency having the right and power to do so; conduct all exploration, development and mining operations on the Claims in accordance with good mining practices and in full conformity of all mining laws and regulations of the Province of British Columbia and Canada. If this Agreement is terminated prior to completion thereof, to furnish the Optionor copies of all maps, plans, reports, logs and assays and any and all engineering and other data with respect to the Claims as may then possess or have available to it.

7.

INDEMNITY

The Optionee agrees to indemnify and save harmless the Optionor from and against any and all actions, claims, suits, demands, loss and damage whatsoever which may arise as result of or because of the operations of the Optionee, its agents, servants, contractors, invitees or employees on the Claims. The Optionee further agrees to indemnify and save harmless the Optionor from all actions, claims, suits, demands loss and damage whatsoever which may result by reason of injury including injury resulting in death, to any person or persons employed by the Optionee upon the Claims, or which may arise by reason of damage done to any property as a result of any work on or occupation of the Claims by the Optionee.

8.

DEFAULT

Should the Optionee become insolvent, commit an act of bankruptcy, make an assignment for the benefit of any of its creditors, make any assignment or proposal under the Bankruptcy Act, suffer a receiver to be appointed, or fail to comply with any of its obligations hereunder, then the Optionor may give the Optionee written notice specifying such default and unless within 30 days after the giving of such notice of default the Optionee has cured or rectified such default, this Agreement shall terminate the the Optionor shall be entitled to re-enter upon and repossess the Claims for his own use absolutely

Delay in the performance of any covenant herein agreed to by the Optionee, other than those with respect to the filing of representation work or the payment of filing fees hereunder, shall be excused if such delay was due to strikes, lock-outs, labour shortages, power shortages, fires, acts of God, acts of war, governmental regulations restricting normal operations, or any other reasons other than lack of funds, beyond the control of the Optionee and the time limited for the performance of such covenant shall be extended by a period of time equal in length to the prevention and delay. If any event specified in paragraph 8. hereof occurs, the Optionee shall forthwith give notice to the Optionor of the existence of such event and further notice when such event has ceased to exist. The Optionee shall use reasonable diligence to remove such cause of disability as may occur from time to time.

9.

TERMINATION

The Optionee shall have the right to terminate this Agreement upon 90 days written notice to the Optionor. Should the property fail to be suitable for further expenditure under Clause 2.3 above, the Optionee will advise the Optionor and terminate this Agreement. Should this Agreement be terminated, then the Optionee whall be entitled, within 12 months of the date of such termination, to remove from the Claims all of its goods and chattels brought upon the Claims, at the some expense of the Optionee and without inconvenience, or expense to the Optionor.

10.

OPTION ONLY

Save and except for the obligation of the Optionee to :

make the payments to the Optionor as outlined in paragraph 2.3 above; and

10.1

issue the shares to the Optionor as set forth in paragraph 2.2 of this Agreement; and

10.2

maintain the Claims in good standing during the continuance of this Agreement

The Option is an option only and not a contract of purchase and sale and, prior to the Optionee exercising the Option, neither the doing of anything nor the postponement of the doing of anything shall be construed as obligating the Optionee to pay anything further under this Agreement.

The Optionee may at any time prior to exercising the Option herein abandon all its rights pursuant to this Agreement by giving 90 days notice in writing to the Optionor, and if the Optionee so abandons its right, this Agreement shall be null and void for all purposes and no rights or liabilities shall arise hereunder.

10.3

The Optionee shall have the right, at anytime during the Option period, to transfer its rights to the Option, to other parties, providing that the obligations herein are assumed by the succeeding Optionee(s)

11.

NOTICE

11.1

Any notice required to be given under this Agreement shall be by:

Pre-paid certified mail to the address of the party set forth herein, or such other address as the party may from time to time designate in writing, or personal delivery to the party.

Such notice shall be deemed to have been received by the parry :

If mailed, on the fourth business day after the mailing thereof, provided such notice is posed within Canada; if delivered, on the day of delivery or If, at any time, any notice is mailed and within the four day period aforesaid there is a known disruption of the postal service of Canada, such notice shall not be deemed to have been received until such extended period of time as may be reasonably required for the delivery of same, depending upon such disruption.

12.

MISCELLANEOUS

Time shall be of the essence of this Agreement.
12.1

The parties shall execute such further assurances, or ether documents, and do

1.

such further things as may be necessary to implement and carry out the intent of this Agreement.

This Agreement shall be construed in accordance to the laws of the Province of British Columbia The Optionee by assign its interest under this Agreement without the consent of the Optionor, but such assignment cannot alter the obligations of this Agreement to provide for the interests of the Optionor. This Agreement shall enure to the benefit of and be binding upon all parties, their heirs, executors, successors, administrators and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by **MICHAEL LAGAN**
In the presence of:

Per : ______________________
Michael Lagan

Witness : ______________________

Print name JOAAL

Address ______________________

____

SIGNED, SEALED AND DELIVERED by
JET GOLD CORP.

Per ______________________
Robert L. Card, President

C/S